UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Grubb & Ellis Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:
1)	Title of each class of securities to which transaction applies:

N/A

2)	Aggregate number of securities to which transaction applies:

N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4)	Proposed maximum aggregate value of transaction:

N/A

5)	Total fee paid:

N/A
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)	Amount previously paid:

N/A

2)	Form, Schedule or Registration Statement No.:

N/A

3)	Filing party:

N/A

4)	Date Filed:

N/A

On November 26, 2008, Grubb & Ellis Company issued the following employee communication.

From: Gary H. Hunt
To: All Grubb & Ellis Employees & Affiliates
Date: November 25, 2008
Subject: Message from Gary Hunt
Yesterday, we issued the attached press release announcing that three independent proxy voting and corporate governance advisory firms are recommending that stockholders vote in favor of Grubb & Ellis’ directors at the company’s upcoming Annual Meeting of Stockholders on Wednesday, December 3.
As you’ll see in the attached release, RiskMetrics Group, Glass Lewis & Co. and Egan-Jones Proxy Services all recommend that Grubb & Ellis stockholders vote “FOR” the Board’s director nominees, Harold H. Greene, Devin I. Murphy and D. Fleet Wallace.
We couldn’t be more pleased that our nominees received the endorsements of these firms, since their analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.
Many of our employees are Grubb & Ellis stockholders. If you would like to follow the recommendation of RiskMetrics, Glass Lewis and Egan-Jones, you can vote by telephone or Internet following the instructions on the WHITE proxy card or by signing, dating and returning the WHITE proxy card you received in the mail. No matter how many or how few shares you own, it is important that you vote. We urge you to discard any proxy materials you may receive from Anthony Thompson and not sign any green proxy cards.
Thank you for your continued hard work and dedication. Your efforts are allowing us to execute on our growth strategy during some very challenging economic times.
You should all be very proud of these recommendations. I for one am very proud to be part of Grubb & Ellis. Happy Thanksgiving to you and your family.
Best Regards,
Gary

PRESS RELEASE
FOR IMMEDIATE RELEASE
Contacts:

Media: Janice McDill	Matthew Sherman / Andi Salas
Grubb & Ellis	Joele Frank, Wilkinson Brimmer Katcher
312.698.6707	212.355.4449
janice.mcdill@grubb-ellis.com	msherman@joelefrank.com / asalas@joelefrank.com

Investors: Laurie Connell / Amy Bilbija
MacKenzie Partners, Inc.
212.378.7071 / 650.798.5206
lconnell@mackenziepartners.com / abilbija@mackenziepartners.com
Grubb & Ellis Directors Receive Support from Another Leading Proxy
Advisory Firm
RiskMetrics Group Joins Glass Lewis and Egan-Jones in Recommending Stockholders Vote
“FOR” Board’s Incumbent Directors and Reject Anthony Thompson and His Opposition Slate
SANTA ANA, Calif. (Nov. 25, 2008) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced that RiskMetrics Group (formerly Institutional Shareholder Services or ISS) recommends that Grubb & Ellis stockholders vote “FOR” the re-election of all three of the Board’s incumbent directors — Harold H. Greene, Devin I. Murphy and D. Fleet Wallace — at the company’s Annual Meeting of Stockholders on Wednesday, December 3, 2008.
RiskMetrics is the third independent proxy voting and corporate governance advisory firm to recommend in favor of Grubb & Ellis’ directors and reject Anthony Thompson and his opposition slate. As previously announced earlier today, Glass Lewis & Co. and Egan-Jones Proxy Services also recommended that Grubb & Ellis stockholders vote “FOR” all the Board’s director nominees. The analyses and recommendations of RiskMetrics, Glass Lewis and Egan-Jones are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.
“We are pleased that RiskMetrics is the third U.S. independent proxy advisory firm to support the re-election of all three of Grubb & Ellis’ incumbent directors and reject Mr. Thompson’s nominees and his proxy campaign,” said Gary Hunt, interim Chief Executive Officer. “All three of these recommendations reaffirm our strong belief that Grubb & Ellis’ independent and experienced Board is the right Board to continue to execute on the company’s strategic plan. We urge all stockholders to follow the recommendations of RiskMetrics, Glass Lewis and Egan-Jones by voting for all three of Grubb & Ellis’ highly qualified directors on the WHITE proxy card today.”
- more -
Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

2 — 2 — 2
11/25/08
Grubb & Ellis Directors Receive Support from Another Leading Proxy Advisory Firm
To follow the recommendations of RiskMetrics, Glass Lewis, and Egan-Jones, Grubb & Ellis stockholders should vote FOR the Board’s directors — Harold H. Greene, Devin I. Murphy and D. Fleet Wallace — by telephone or Internet following the instructions on the WHITE proxy card or by signing, dating and returning the WHITE proxy card TODAY and disregard any green cards received from Anthony Thompson. Stockholders with questions or who need assistance voting their shares may call the company’s proxy solicitor, MacKenzie Partners, Inc. at 1-(800) 322-2885.
If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:
105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges; public non-traded real estate investment trusts (REITs) and real estate investment funds. As of September 30, 2008, more than $3.8 billion in investor equity has been raised for these investment programs. The company and its subsidiaries currently manage a growing portfolio of more than 225 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.
Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements regarding, among other things, future revenue growth, market trends, new business opportunities and investment programs, synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors, certain combined financial information regarding Grubb & Ellis Company and NNN Realty Advisors, new hires, results of operations, changes in expense levels and profitability and effects on the Company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance
- more-
Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

3 — 3 — 3
11/25/08
Grubb & Ellis Directors Receive Support from Another Leading Proxy Advisory Firm in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) the slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions in general and the Company’s tenant-in-common programs, in particular; (v) the reduction in borrowing capacity under the Company’s current credit facility, and the additional limitations with respect thereto; (vi) the Company’s continuing ability to make interest and principal payments with respect to its credit facility; (vii) an increase in expenses related to new initiatives, investments in people, technology and service improvements; (viii) the success of current and new investment programs; (ix) the success of new initiatives and investments; (x) the inability to attain expected levels of revenue, performance, brand equity and expense synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors in general, and in the current macroeconomic and credit environment, in particular and (xi) other factors described in the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2007 and in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking statements.
Important Information
On November 10, 2008, Grubb & Ellis Company filed a definitive proxy statement with the SEC in connection with the Company’s 2008 Annual Meeting. Grubb & Ellis Company’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting decision because the definitive proxy statement contains important information. The Company’s definitive proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Grubb & Ellis Company at www.grubb-ellis.com. The Company’s definitive proxy statement and other materials will also be available without charge by written request addressed to Investor Relations, Grubb & Ellis Company, 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705. Grubb & Ellis Company, its directors and director nominees may be deemed to be participants in the solicitation of the Company’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, applications and interests of such individuals in the Company’s definitive proxy statement, its November 18, 2008 letter to stockholders, its November 20, 2008 investor presentation, and its November 24, 2008 letter to stockholders filed with the SEC as definitive additional soliciting materials.
###
Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252